UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 11, 2014

PENDRELL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	001-33008	98-0221142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

2300 Carillon Point Kirkland, Washington		98033
(Address of Principal Executive Offices)		(Zip Code)

(425) 278-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. David H. Rinn will resign from his position as Vice President and Chief Financial Officer of Pendrell Corporation (the “Company”) as of September 30, 2014 or such earlier date as the Company appoints a successor. Mr. Rinn’s resignation is not a result of any disagreement with the Company on any matter relating to the Company’s management, operations, policies or procedures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENDRELL CORPORATION
(Registrant)

	By:	/s/ Timothy M. Dozois
August 15, 2014		Timothy M. Dozois Corporate Counsel and Secretary